UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2015

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2015 annual meeting of shareholders of A. H. Belo Corporation (the "Company" or "A. H. Belo") was held on May 14, 2015, in Dallas, Texas. The following are the final voting results and a brief discussion of each matter submitted to the Company's shareholders at that meeting. Each proposal is described in more detail in the Company's 2015 Proxy Statements.
Proposal 1: Election of Directors. The shareholders of the Company elected each of the two director nominees nominated by the Company's Board of Directors, as follows. James M. Moroney III and Ronald D. McCray were elected as Class I directors and are eligible to serve a three-year term until the 2018 annual meeting.
The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Withheld	Broker Non-Votes
James M. Moroney III	36,351,269	1,498,619	3,119,033
Ronald D. McCray	35,336,373	2,513,515	3,119,033
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company's shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015 by the following vote:

For	Against	Abstain	Broker Non-Votes
40,827,635	104,711	36,575	0
Item 8.01. Other Events.
On May 14, 2015, the Company's Board of Directors approved a third quarter 2015 dividend of $0.08 per share. The dividend will be payable on September 4, 2015 to shareholders of record at the close of business on August 14, 2015. A copy of the announcement press release is furnished with this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release dated May 14, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2015	A. H. BELO CORPORATION

	By:	/s/	Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel, Secretary and Assistant Treasurer

EXHIBIT INDEX

99.1 Press Release dated May 14, 2015